EXHIBIT 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                  ---------------------------------------------

In connection with the quarterly report of Scantek Medical Inc (the "Company") on Form 10-Q for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission (the "Report"), I, Zsigmond L. Sagi, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934;and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated result of operations of the Company for the period presented.

Dated: May 20, 2003

                                           By: /s/ Zsigmond L. Sagi
                                               ---------------------------------
                                                 Zsigmond L. Sagi, President
                                                    and Chief Financial Officer


This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. A signed original of this written statement required by Section 906 has been provided to Scantek Medical, Inc. and will be retained by Scantek Medical, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.